#541643885_v8 FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT This FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 3, 2026, is executed by and among Kemper Corporation (the “Borrower”), the Lenders party hereto constituting the Required Lenders (each as defined in the Credit Agreement referred to below), and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). BACKGROUND WHEREAS, the Borrower, the lenders party thereto from time to time (“Lenders”), the Administrative Agent and the other named agents are party to that certain Third Amended and Restated Credit Agreement, dated as of March 15, 2022 (as amended, supplemented or modified from time to time, the “Credit Agreement”); and WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement as set forth herein, and the Administrative Agent and the Lenders signatory hereto (which constitute Required Lenders) have agreed to provide such amendments, subject to the terms and conditions hereof. NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: AGREEMENT Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. Section 2. Amendments to the Credit Agreement. Effective as of June 29, 2026, the Credit Agreement is hereby amended as follows: 2.1. Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order: “Company Action Level” means the designation given by either the National Association of Insurance Commissioners or the state department of insurance of the state of domicile of the insurance company in question of a level or range of levels of Risk- Based Capital Ratios as the Risk-Based Capital Ratio or Ratios, as applicable, of an insurance company which permit a state insurance department or commission (or other governmental entity) to require such insurance company (or which otherwise cause such insurance company to be required) to file a financial plan identifying problem conditions and a proposal of corrective or remedial actions with any state insurance department or commission (or other governmental entity) pursuant to rules, regulations or guidelines adopted by the National Association of Insurance Commissioners or any applicable state department of insurance. In the event there is no such designation given by the National

2 #541643885_v8 Association of Insurance Commissioners or any applicable state department of insurance pursuant to such rules, regulations or guidelines, “Company Action Level” shall be deemed to mean any level or range of levels of Risk-Based Capital Ratios of an insurance company which permit a state insurance department or commission (or other governmental entity) to take any corrective or remedial actions with respect to such insurance company pursuant to such rules, regulations or guidelines. “Consolidated Tangible Net Worth” means, at any date of determination, (a) the Consolidated Net Worth of the Borrower and its Subsidiaries, less (b) the amount of goodwill included therein. “First Amendment Effective Date” means August 3, 2026. “Risk-Based Capital Ratio” means the risk-based capital ratio of any applicable Person adopted from time to time by the National Association of Insurance Commissioners or by the state department of insurance of the state of domicile of the insurance company in question. In the event that there is a conflict between the risk-based capital ratio formulae adopted by the National Association of Insurance Commissioners and any applicable state department of insurance, the formula adopted by such state department of insurance shall be the applicable formula for purposes of this Agreement. 2.2. Section 6.07 of the Credit Agreement is hereby deleted in its entirety and replaced with the following: SECTION 6.07. Borrower’s Minimum Consolidated Tangible Net Worth. The Borrower shall have, at all times (to be reported to the Administrative Agent for distribution to the Lenders as of the end of each fiscal quarter, beginning with the fiscal quarter ending June 30, 2026, and at such other times as shall reasonably be requested by the Administrative Agent), a Consolidated Tangible Net Worth at least equal to, without duplication, the sum of (a) $1,400,000,000, plus (b) an amount equal to 25% of Consolidated Net Income of the Borrower and its Subsidiaries for each fiscal quarter ending after June 30, 2026, in which such Consolidated Net Income is greater than $0, plus (c) an amount equal to 50% of the aggregate increase in Consolidated Net Worth from equity issuances by the Borrower and its Subsidiaries after the First Amendment Effective Date. 2.3. Section 6.08 of the Credit Agreement is hereby deleted in its entirety and replaced with the following: SECTION 6.08. Risk-Based Capital Ratio. Neither Trinity nor United Insurance shall, as of the last day of any fiscal quarter, beginning with the fiscal quarter ending June 30, 2026, fail to have a Risk-Based Capital Ratio which is equal to at least one hundred fifty percent (150%) of the highest Risk-Based Capital Ratio within the category of Company Action Level (or any successor designation) as prescribed by rules, regulations or guidelines adopted by the National Association of Insurance Commissioners or the state department of insurance of the state of domicile of Trinity or United Insurance, as applicable, and such failure shall continue and not be cured within 60 days after the end of such fiscal quarter.

3 #541643885_v8 2.4. Section 7.01 of the Credit Agreement is hereby amended by deleting clause (c) thereof in its entirety and replacing it with the following: (c) The Borrower shall default in the performance or observance of any agreement or covenant contained in subsection 5.07, 5.09, 5.10, 5.11, 5.12, 5.14(a), 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.10 or 6.11 hereof; or Section 3. Representations and Warranties. To induce the Administrative Agent and the undersigned Lenders to execute this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and such Lenders, as of the date hereof, as follows: 3.1. the execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or other organizational action of the Borrower, and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to the following qualifications: (a) the discretion of any court in awarding equitable remedies, and (b) bankruptcy, insolvency, liquidation, reorganization, moratorium, reconstruction, and other similar laws or legal or equitable principles affecting enforcement of creditors’ rights generally; 3.2. each of the representations and warranties in the Credit Agreement is true and correct in all material respects on and as of the date hereof (except, in each case, to the extent stated to relate to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date); and 3.3. no Default exists under the Credit Agreement or would exist immediately after giving effect to this Amendment. Section 4. Effectiveness. This Amendment shall become effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent: 4.1. Amendment. Administrative Agent (or its counsel) shall have received from each of the Borrower and each Lender party hereto either (i) a counterpart of this Amendment, signed on behalf of such party, or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic mail transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment. 4.2. Representations and Warranties. The representations and warranties of the Borrower set forth in Section 3 of this Amendment shall each be true and correct to the extent and in the manner described therein. 4.3. No Default. Immediately after giving effect to this Amendment, no Default under the Credit Agreement shall have occurred and be continuing. 4.4. Fees and Expenses. The Lenders and the Administrative Agent shall have received, on or before the First Amendment Effective Date, all fees required to be paid and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel).

4 #541643885_v8 Section 5. Reference to and Effect Upon the Credit Agreement. 5.1. Except as specifically provided herein (including as pursuant to the immediately succeeding sentence), the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed. Section 6.07 of the Credit Agreement, as in effect immediately prior to the effectiveness of this Amendment (the “Previous Covenant”), is hereby superseded in its entirety by the amendment to the Credit Agreement set forth in Section 2.2 hereof (the “New Covenant”), and as a result, (a) as of June 29, 2026, the Previous Covenant shall be of no further force or effect for all purposes of the Credit Agreement, and (b) Borrower shall be required to report whether or not it was in compliance with the New Covenant as the last day of the fiscal quarter ended June 30, 2026 and provide the computations supporting such report pursuant to Section 5.12(b) of the Credit Agreement, at the same time as it delivers the financial statements for such fiscal quarter. 5.2. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Credit Document, nor constitute an amendment or waiver of any provision of the Credit Agreement or any other Credit Document. Upon the effectiveness of this Amendment, each reference to the Credit Agreement contained therein or in any other Credit Document shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Credit Document for the purposes of the Credit Agreement and each other Credit Document. Section 6. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS. Section 7. Enforceability and Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Section 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Section 9. Fax or Other Transmission. Delivery by one or more parties hereto of an executed counterpart of this Amendment via facsimile, telecopy or other electronic method of transmission pursuant to which the signature of such party can be seen (including Adobe Corporation’s Portable Document Format or PDF) shall have the same force and effect as the delivery of an original manually executed counterpart of this Amendment or the use of a paper- based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Any party delivering an executed counterpart

5 #541643885_v8 of this Amendment by facsimile or other electronic method of transmission shall also deliver an original executed counterpart thereof, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form. Section 9.06 of the Credit Agreement is incorporated herein mutatis mutandis. Section 10. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03(a) of the Credit Agreement to reimburse the Administrative Agent for, all reasonable, documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, and in the case of legal expenses, limited to the attorneys’ fees and expenses of Holland & Knight LLP, primary legal counsel for the Administrative Agent with respect thereto. [signature pages follow]

LENDERS: JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender By: _________________________________ Title: _______________________________

BANK OF AMERICA, N.A., as a Lender By: ________________________________ Title: _______________________________ Elliot Hartman Vice President

REGIONS BANK, as a Lender �4loi 1ovvL, By: Taylor Poole Title: Director #541643885 v6

#541643885_v6 THE NORTHERN TRUST COMPANY, as a Lender By: ________________________________ Name: Peter Romanchuk Title: Vice President, Commercial Banker

BMO HARRIS BANK N.A., as a Lender By: Michael Kingsley __________________ Title: Director ________________________

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender By: ________________________________ Title: _______________________________ Director and Vice President Collin Wagner

GOLDMAN SACHS BANK USA, as a Lender By: Elizabeth Tosin Title: Authorized Signatory

US BANK NATIONAL ASSOCIATION, as a Lender By: ________________________________ Title: _______________________________ Joshua Metcalf Vice President

ASSOCIATED BANK, N.A., as a Lender By: Name: James R. Cribbet Title: Senior Vice President

#541643885_v6 Citibank, N.A., as a Lender By: Name: Peter Bickford_________________ Title: Vice President & Managing Director _

UBS AG, STAMFORD BRANCH, as a Lender By: ________________________________ Title: _______________________________ By: ________________________________ Title: _______________________________ Massimo Ippolito Associate Director Joselin Fernandes Director